Exhibit 10.38(ix)

AMENDMENT NUMBER ONE TO THE

JAMES RIVER CORPORATION OF VIRGINIA 1987 STOCK OPTION PLAN

(As Amended and Restated Effective December 16, 1993)

WHEREAS, Georgia-Pacific Corporation (the “Company”) assumed the James River Corporation of Virginia 1987 Stock Option Plan as amended and restated as of December 16, 1993 (the “Plan”) in connection with its acquisition of Fort James Corporation in November 2000; and

WHEREAS, pursuant to Section 11 of the Plan, the Board of Directors of the Company has the right to amend the Plan, with the approval of the shareholders of the Company where necessary or advisable; and

WHEREAS, at its January 31, 2003 meeting, the Board of Directors of the Company delegated to its Compensation Committee (the “G-P Committee”) the authority to approve amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of restricted shares to be granted under the Georgia-Pacific Corporation Long-Term Incentive Plan, for the purpose of motivating and retaining employees;

NOW, THEREFORE, the G-P Committee hereby amends the Plan as follows, subject to and effective as of the date of shareholder approval:

1. The definition of “Company” in Section 2(g) of the Plan, is amended to read as follows:

“COMPANY” from and after the acquisition of Fort James Corporation by Georgia-Pacific Corporation in November 2000, means Georgia-Pacific Corporation, which assumed the Plan in connection with such acquisition.

2. A new Section 13A is added immediately following Section 13, to read as follows:

“13A. OPTIONS PREVIOUSLY GRANTED.

Unless approved in advance by the shareholders of the Company, the term of an outstanding Option may not be extended, and the exercise price of an outstanding Option may not be reduced, directly or indirectly, whether through direct amendment to the exercise price, through cancellation and replacement of the Option, or otherwise. Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than May 6, 2003 and no later than the 2004 annual meeting of the Company’s shareholders, upon the terms and conditions described in the proxy statement for the 2003 annual meeting of the shareholders of the Company and in a Schedule TO to be filed with the Securities and Exchange Commission on or about May 6, 2003, as the same may be amended (the “2003 Exchange Offer”). Upon surrender of Options granted under the Plan pursuant to the 2003 Exchange Offer, the underlying shares shall not be available for future grants under the Plan.”